CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
ARK Funds:

         We consent to the use of our report dated June 11, 2002 for ARK Funds, incorporated herein by reference and to the references to our Firm under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the prospectus.


                                                   /s/ KPMG LLP


Boston, Massachusetts
October 1, 2002